Exhibit 99.1

                 REPORT OF INDEPENDENT AUDITORS


Board of Directors Software Associates, Inc.
Fairfield, New Jersey


     We have audited the accompanying balance sheet of Software Associates, Inc. as at June 30, 1996 and the related statements of operations, changes in stockholder's equity and cash flows for the years ended June 30, 1996 and June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Software Associates, Inc. as at June 30, 1996 and the results of its operations and its cash flows for the years ended June 30, 1996 and June 30, 1995, in conformity with generally accepted accounting principles.

     The Company has sustained a net loss in the year ended
June 30, 1996 and has only minimal capital and working capital. Also, as indicated in Note A, on November 30, 1996, the Company was acquired by DynamicWeb Enterprises, Inc. a substantial portion of whose resources may be depleted before it markets and derives significant revenues from its products and services. These factors raise substantial doubt about the Company's ability to continue as a going concern. The acquiror's plan in regards to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Richard A. Eisner & Company, LLP

  /s/ Richard A. Eisner & Company, LLP

New York, New York
May 12, 1997
                    SOFTWARE ASSOCIATES, INC.

                          BALANCE SHEET

                       AS AT JUNE 30, 1996

                           A S S E T S

Current assets:
  Cash . . . . . . . . . . . . . . . . . . . . . . . .    $12,455
  Accounts receivable, less allowance for doubtful
    accounts of $6,938 . . . . . . . . . . . . . . . .     61,209

      Total current assets . . . . . . . . . . . . . .     73,664

Equipment, less accumulated depreciation of $4,000 . .      6,000

      T O T A L. . . . . . . . . . . . . . . . . . . .    $79,664

              LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable . . . . . . . . . . . . . . . . . .    $13,548
  Accrued expenses and other . . . . . . . . . . . . .     13,955
  Current maturities of long-term debt (Note C). . . .      3,350
  Deferred taxes (Note D). . . . . . . . . . . . . . .      1,000

      Total current liabilities. . . . . . . . . . . .     31,853

Long-term debt, less current maturities (Note C) . . .        279

      Total liabilities. . . . . . . . . . . . . . . .     32,132

Commitments and contingencies (Note F)

Stockholder's equity (Note A):
  Common stock - no par value; 2,500 shares authorized,
    issued and outstanding . . . . . . . . . . . . . .     16,000
  Additional paid-in capital . . . . . . . . . . . . .     23,641
  Retained earnings. . . . . . . . . . . . . . . . . .      7,891

      Total stockholder's equity . . . . . . . . . . .     47,532

      T O T A L. . . . . . . . . . . . . . . . . . . .    $79,664







Attention is directed to the foregoing accountants' report and to the accompanying notes to financial statements.

                    SOFTWARE ASSOCIATES, INC.

                    STATEMENTS OF OPERATIONS

                                             Year Ended June 30,
                                              1996        1995
Revenues (Note E[2]):
  System sales, net. . . . . . . . . . . .  $380,397    $259,459
  Services, net. . . . . . . . . . . . . .   286,983     529,975

    T o t a l. . . . . . . . . . . . . . .   667,380     789,434

Cost of sales:
  System sales . . . . . . . . . . . . . .   108,361      78,680
  Services . . . . . . . . . . . . . . . .    79,944      84,016

    T o t a l. . . . . . . . . . . . . . .   188,305     162,696

Gross profit . . . . . . . . . . . . . . .   479,075     626,738
Selling, general and administrative. . . .   555,660     610,407

Operating (loss) income before interest
  and taxes. . . . . . . . . . . . . . . .   (76,585)     16,331
Interest expense . . . . . . . . . . . . .       125         130

(Loss) income before (provision) benefit
  for income taxes . . . . . . . . . . . .   (76,710)     16,201
(Provision) benefit for income taxes . . .    29,000     (11,000)

NET (LOSS) INCOME. . . . . . . . . . . . .  $(47,710)   $  5,201













Attention is directed to the foregoing accountants' report and to the accompanying notes to financial statements.

                    SOFTWARE ASSOCIATES, INC.

          STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                            (Note A)

                           Common Stock -    Additional
                            No Par Value       Paid-in    Retained
                          Shares    Amount     Capital    Earnings     Total
Balance - July 1, 1994 .   2,500   $16,000    $ 23,641    $ 50,400   $ 90,041

Net income . . . . . . .                                     5,201      5,201

Balance - June 30, 1995.   2,500    16,000      23,641      55,601     95,242

Net (loss) . . . . . . .                                   (47,710)   (47,710)

BALANCE - JUNE 30, 1996.   2,500   $16,000     $23,641    $  7,891   $ 47,532



























Attention is directed to the foregoing accountants' report and to the accompanying notes to financial statements.

                    SOFTWARE ASSOCIATES, INC.

                    STATEMENTS OF CASH FLOWS

                                              Year Ended June 30,
                                              1996           1995
Cash flows from operating activities:
  Net (loss) income . . . . . . . . . . .   $(47,710)   $  5,201
  Adjustment to reconcile net (loss)
    income to net cash provided by
    (used in) operating activities:
      Depreciation. . . . . . . . . . . .      2,000       2,000
      Deferred income taxes . . . . . . .    (29,000)     11,000
      Changes in operating assets and
        liabilities:
          Increase (decrease) in
          accounts receivable . . . . . .     83,065     (76,753)
          Increase (decrease) in
          accounts payable .  . . . . . .    (13,305)     11,003
        Increase in accrued expenses. . .      5,342       7,024

        Net cash provided by (used in)
          operating activities. . . . . .        392     (40,525)

Cash flows from financing activities:
  Payments of long-term debt. . . . . . .     (3,350)     (3,021)

NET (DECREASE) IN CASH. . . . . . . . . .     (2,958)    (43,546)

Cash - beginning of year. . . . . . . . .     15,413      58,959

CASH - END OF YEAR. . . . . . . . . . . .   $ 12,455    $ 15,413

Supplemental schedule of non-cash
  investing and financing activities:
    During the year ended June 30, 1995,
      the Company financed $10,000 of
      equipment.

Supplemental disclosures of cash flow
  information:
  Cash paid during the year for:
    Interest. . . . . . . . . . . . . . .   $    125    $    130
    Taxes . . . . . . . . . . . . . . . .        125



Attention is directed to the foregoing accountants' report and to the accompanying notes to financial statements.

                    SOFTWARE ASSOCIATES, INC.

                  NOTES TO FINANCIAL STATEMENTS

(NOTE A) - The Company:

     Software Associates, Inc. (the "Company") is a New Jersey corporation incorporated in March 1985. The Company is an Electronic Data Interchange ("EDI") service bureau engaged in the business of helping companies realize the benefits of expanding their data processing and electronic communications infrastructures through the use of EDI. The Company also resells hardware and licensed software which is generally customized for its customers.

     On November 30, 1996, the Company was acquired by DynamicWeb Enterprises, Inc. ("DynamicWeb"). DynamicWeb will utilize the Company's expertise in EDI to expand their business and product lines over the internet. A substantial portion of DynamicWeb's resources may be depleted before it markets and derives significant revenues from its products and services. DynamicWeb is planning to raise additional equity through a proposed public offering of stock, the net proceeds of which it intends to use, in part, to support future operations.

(NOTE B) - Summary of Significant Accounting Policies:

     [1]  Revenue recognition:

          Revenues are recognized when products are shipped provided that no significant obligations remain, and collection of the resulting receivable is deemed probable by management.
The Company provides customer support and revenues are recognized when services are provided. The Company also enters into contracts with customers whereby revenues are earned based on a transaction fee.

     [2]  Depreciation:

          Equipment is recorded at cost. Depreciation is provided using the straight-line method over five years.

     [3]  Income taxes:

          The Company files its corporate income tax returns on a cash basis and accounts for income taxes on an accrual basis in accordance with Statement of Financial Accounting Standards
No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements.

(NOTE B) - Summary of Significant Accounting Policies
(continued):

     [4]  Use of estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     [5]  Fair value of financial instruments:

          The Company considers its financial instruments and obligations, which are carried at cost, to approximate fair value due to the near term due dates.

(NOTE C) - Long-Term Debt:

     Long-term debt consists of a capitalized lease obligation as at June 30, 1996:

     Equipment lease payable, due in July 1997;
       payable in monthly installments of $291
       including 4% interest . . . . . . . .          $3,629

     Less current maturities . . . . . . . .           3,350

       Noncurrent portion. . . . . . . . . .          $  279

     * Collateralized by computer equipment with a net book value of approximately $6,000.

     Maturities of long-term debt are as follows:

          June 30,

          1997 . . . . . . . . . . . . . . .     $3,350
          1998 . . . . . . . . . . . . . . .        279

            T o t a l. . . . . . . . . . . .     $3,629

(NOTE D) - Income Taxes:

     [1] The Company has federal and state net operating loss carryforwards of approximately $30,000 that expires from 2009 to 2010.
(NOTE D) - Income Taxes (continued):

          The Tax Reform Act of 1986 contains provisions which limit the net operating loss carryforwards available for use in any given year should certain events occur, including significant change in ownership interests. The utilization of the net operating loss may be limited due to the acquisition of the Company as described in Note A.

     [2] The tax effects of principal temporary differences and net operating loss carryforwards are as follows as at June 30, 1996:

Asset:
  Federal and state operating loss carryforwards . . .  $ 12,000

Liability:
  Accrual basis to cash basis adjustment . . . . . . .   (13,000)

  Net deferred tax liability . . . . . . . . . . . . .  $ (1,000)

     [3] The difference between the statutory federal income tax rate of 34% and the actual tax rate are as follows:

                                                    June 30,
                                                  1996      1995

Statutory rate (benefit). . . . . . . . .      $(26,018)  $ 5,508

State taxes (benefit) net of federal
  income tax effect . . . . . . . . . . .        (4,603)      972
Nondeductible items . . . . . . . . . . .         3,305     3,305
Other . . . . . . . . . . . . . . . . . .        (1,684)    1,215

    T o t a l . . . . . . . . . . . . . .      $(29,000)  $11,000

(NOTE E) - Concentration of Credit Risk:

     [1]  Accounts receivable:

          The Company routinely evaluates the credit worthiness of its customers to limit its concentration of credit risk regarding its trade receivables.

(NOTE E) - Concentration of Credit Risk (continued):

     [2]  Significant customers:

          The Company had one customer that accounted for 15% of revenue for the year ended June 30, 1996 and two customers that accounted for 22% and 19% of revenue for the year ended June 30, 1995.

(NOTE F) - Commitments and Contingencies:

     [1]  Lease and related party transaction:

          On July 1, 1994, the Company signed an operating lease for office space with a partnership whose partner is the sole stockholder of the Company. The lease contains an annual increase of five percent and condominium maintenance fees. The Company has guaranteed the partnership's debt (United States Small Business Administration guaranteed loan) underlying the office space which was approximately $250,000 as at June 30, 1996; the debt matures in August 2019. The following are the future annual rental payments:

          Year Ending
            June 30,

              1997. . . . . . . . . . . . .  $   41,000
              1998. . . . . . . . . . . . .      43,000
              1999. . . . . . . . . . . . .      45,000
              2000. . . . . . . . . . . . .      47,000
              2001. . . . . . . . . . . . .      49,000
              Thereafter. . . . . . . . . .   1,333,000

                    T o t a l . . . . . . .  $1,558,000

          Rent expense and related operating expense for the years ended June 30, 1996 and June 30, 1995 was approximately
$46,400 and $44,400, respectively.

     [2]  Line of credit:

          The Company has a line of credit of $50,000. No balances are outstanding as at June 30, 1996. The stockholder of the Company has personally guaranteed the debt under the line of credit. In May 1997, the Company borrowed $14,750 under the line of credit at a rate of 2% above the bank's lending rate.

(NOTE F) - Commitments and Contingencies (continued):

     [3]  Employment contract:

          In connection with the acquisition of the Company as described in Note A, the Company entered into a five year employment contract with its then sole stockholder. The agreement provides for an annual salary of approximately $136,000 and includes a discretionary bonus as determined by DynamicWeb's
Board of Directors.